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                                                                    EXHIBIT 3.53

[SEAL]

                            CERTIFICATE OF FORMATION

                                       OF

                         PRIMEDIA WORKPLACE LEARNING LLC

     1. The name of the limited liability company is PRIMEDIA Workplace Learning LLC.

     2. The address of its registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. This Certificate of Formation shall be effective on the date such certificate is received by the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of PRIMEDIA Workplace Learning LLC this 18th day of May, 2000.


                                                /s/ Beverly C. Chell
                                                ---------------------------
                                                Beverly C. Chell
                                                Secretary

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              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                         PRIMEDIA Workplace Learning LLC

                                   ----------

     PRIMEDIA Workplace Learning LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

     1. The name of the limited liability company is In PRIMEDIA Workplace Learning LLC.

     2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

     "2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901."

Executed on April 18, 2002.

                                             Beverly Chell
                                             -----------------------------------
                                             Beverly Chell, Authorized Person


[SEAL]